Exhibit 99
NEWS
For additional information contact:       Benno Sand-Investor and Financial Media (952) 448-8936
                                                               Laurie Walker-Trade Media (952) 448-8066
FOR IMMEDIATE RELEASE
FSI International, Inc. Announces Second Quarter and First Half Fiscal 2008 Financial Results
Led by several Asian customers, orders for the second quarter of fiscal 2008 increased to $25.4 million, compared to $15.0 million for the first quarter of fiscal 2008
     MINNEAPOLIS (March 25, 2008)—FSI International, Inc. (Nasdaq: FSII), a manufacturer of capital equipment for the microelectronics industry, today reported financial results for the second quarter of fiscal 2008 and for the six months ended March 1, 2008.
Fiscal 2008 Second Quarter and First Half
     Sales for the first half of fiscal 2008 were $43.9 million, compared to $71.1 million for the same period of fiscal 2007. The Company’s net loss for the first half of fiscal 2008 was $3.1 million, or $0.10 per share, compared to a net loss of $2.4 million, or $0.08 per share, for the first half of fiscal 2007.
     Second quarter fiscal 2008 sales were $21.4 million, compared to $33.4 million for the same period in fiscal 2007. The Company’s net loss for the second quarter of fiscal 2008 was $1.0 million, or $0.03 per share, compared to a net loss of $4.3 million, or $0.14 per share, for the second quarter of fiscal 2007.
     In the second quarter of fiscal 2007, the Company recorded a $3.6 million, or $0.12 per share, asset impairment charge associated with the Company’s investment in m•FSI LTD, a Japanese joint venture, now named Apprecia Technology, Inc.
     “Our improved financial performance in the second quarter of fiscal 2008 reflects the full impact of the cost reduction and gross margin improvement programs implemented in the second half of fiscal 2007,” said Don Mitchell, FSI chairman and chief executive officer. “We were pleased that we generated cash in the second quarter, exceeding our guidance to use less than $1.0 million,” continued Mitchell.
Balance Sheet
     Cash, cash equivalents, restricted cash and marketable securities at the end of the second quarter were $24 million which remained unchanged from $24 million at the end of fiscal 2007. The company generated $2.4 million of cash from operations during the second quarter of fiscal 2008. At the end of the second quarter, the Company had a current ratio of 3.4 to 1.0 and a book value of $2.54 per share.
Outlook
     Given the quarter-to-date orders, the Company expects third quarter orders between $22 and $25 million as compared to $25 million in the second quarter of fiscal 2008.* Based on the backlog and deferred revenue levels at the end of the second quarter and expected additional third quarter orders, the Company expects third quarter fiscal

2008 revenues of $21 to 24 million.* This reflects the anticipated acceptance of a product previously placed with a customer for evaluation along with follow-on orders for other products from other customers.*
     Based upon the anticipated gross profit margin and the operating expense run rate, the Company expects a net loss of $1.5 million to breakeven for the third quarter of fiscal 2008.* The Company expects to use less than $1.0 million of net cash in operating activities in the third quarter, as we manage accounts receivable and inventory levels.*
     To address the future needs of its customers, the Company plans to continue allocating resources to key product development and application expansion programs at the 45nm and below technology nodes.*
Conference Call Details
     Investors will have the opportunity to listen to the conference call at 3:30 p.m. CT today over the Internet. The webcast is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.earnings.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com). For those who cannot listen to the live broadcast, a replay will be available shortly after the call.
About FSI
     FSI International, Inc. is a global supplier of surface conditioning equipment, technology and support services for microelectronics manufacturing. Using the Company’s broad portfolio of cleaning products, which include batch and single-wafer platforms for immersion, spray, vapor and CryoKinetic technologies, customers are able to achieve their process performance, flexibility and productivity goals. The Company’s support services programs provide product and process enhancements to extend the life of installed FSI equipment, enabling worldwide customers to realize a higher return on their capital investment. The Company maintains a web site at http://www.fsi-intl.com.
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
     This press release contains certain “forward-looking” statements (*), including, but not limited to, expected orders, expected revenues, expected financial results, expected cash usage, other expected financial performance for the third quarter of fiscal 2008. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties include, but are not limited to, changes in industry conditions; order delays or cancellations; general economic conditions; changes in customer capacity requirements and demand for microelectronics; the extent of demand for the Company’s products and its ability to meet demand; global trade policies; worldwide economic and political stability; the Company’s successful execution of internal performance plans; the cyclical nature of the Company’s business; volatility of the market for certain products; performance issues with key suppliers and subcontractors; the level of new orders; the timing and success of current and future product and process development programs; the success of the Company’s distributor in Japan; the success of the Company’s direct distribution organization; legal proceedings; and the potential impairment of long-lived assets; potential adverse financial impacts resulting from declines in the fair value and liquidity of auction-rate securities the Company presently holds; as well as other factors listed herein or from time to time in the Company’s SEC reports, including our latest 10-K annual report and our 10-Q quarterly reports. The Company assumes no duty to update the information in this press release.

FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Second Quarter Ended		Six Months Ended
	Mar. 1,		Mar. 1,
	2008	Feb. 24, 2007	2008	Feb. 24, 2007
Sales	$21,423	$33,350	$43,862	$71,057
Cost of goods	11,213	19,132	25,050	40,645

Gross margin	10,210	14,218	18,812	30,412
Selling, general and administrative expenses	6,888	8,881	13,622	17,606
Research and development expenses	4,804	6,130	9,090	12,128

Operating (loss) income	(1,482)	(793)	(3,900)	678
Impairment of investment	—	(3,600)	—	(3,600)
Interest and other income, net	389	297	687	596

Loss before income taxes	(1,093)	(4,096)	(3,213)	(2,326)
Income taxes	(77)	33	(65)	75

Loss before equity in (loss) earnings of affiliate	(1,016)	(4,129)	(3,148)	(2,401)
Equity in (loss) earnings of affiliate	—	(157)	—	3

Net loss	$(1,016)	$(4,286)	$(3,148)	$(2,398)

Loss per share — basic	$(0.03)	$(0.14)	$(0.10)	$(0.08)

Loss per share — diluted	$(0.03)	$(0.14)	$(0.10)	$(0.08)

Weighted average common shares
Basic	30,615	30,396	30,581	30,360
Diluted	30,615	30,396	30,581	30,360
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands)
(unaudited)

	Mar. 1,
	2008	Aug. 25, 2007
Assets

Current assets
Cash, restricted cash, cash equivalents and marketable securities	$15,362	$23,991
Receivables, net	21,482	17,609
Inventories	24,325	29,625
Other current assets	7,901	7,502

Total current assets	69,070	78,727

Property, plant and equipment, net	19,490	20,022

Marketable securities	8,500	—
Restricted cash	500	500
Investment	460	460
Intangible assets, net	278	496
Other assets	1,199	1,199

Total assets	$99,497	$101,404

Liabilities and Stockholders’ Equity

Current liabilities
Trade accounts payable	$4,453	$3,458
Current portion of long-term debt	882	561
Deferred profit*	5,009	3,332
Customer deposits	945	1,306
Accrued expenses	9,147	11,365

Total current liabilities	20,436	20,022

Long-term liabilities	1,303	616

Total stockholders’ equity	77,758	80,766

Total liabilities and stockholders’ equity	$99,497	$101,404

*	Deferred profit reflects deferred revenue less manufacturing and other related costs.
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
MISCELLANEOUS FINANCIAL INFORMATION
(in thousands, except percentages, per share and total employee data)
(unaudited)

	Six Months Ended
	Mar. 1, 2008	Feb. 24, 2007
Sales by Area

United States	20%	34%
International	80%	66%

Cash Flow Statement

Capital expenditures	$893	$904
Depreciation	1,866	1,767
Amortization	218	269

Miscellaneous Data

Total employees, including contract	423	565
Book value per share	$2.54	$3.03
Shares outstanding	30,656	30,425
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